Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.5

EXECUTION COPY

AMENDMENT NO. 1

TO

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment No. 1 to Development and Commercialization Agreement (this “Amendment”) is effective as of July 21, 2014 (the “Amendment Date”), and is entered into by and between SAMSUNG BIOEPIS CO., LTD., a corporation organized and existing under the laws of the Republic of Korea (“Samsung”) and MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of the State of New Jersey, USA (“Merck”).

RECITALS:

WHEREAS, Samsung and Merck entered into a Development and Commercialization Agreement dated February 18, 2013 (the “Agreement”) whereby Merck became Samsung’s commercialization partner with respect to certain Biosimilars being developed by Samsung, upon the terms and conditions set forth therein; and

WHEREAS, Samsung and Merck now desire to amend the Agreement upon the terms and conditions set forth herein, in order to add another Biosimilar being developed by Samsung to the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Samsung and Merck hereby agree as follows:

ARTICLE 1 DEFINITIONS

Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

ARTICLE 2 AMENDMENT OF THE AGREEMENT

2.1	Article 1 of the Agreement is hereby amended as follows:

2.1.1	Section 1.3A is hereby added to Article 1 as follows:

“1.3A	“Amendment Date” shall mean July 21, 2014, the date on which Amendment No. 1 to this Agreement is entered into by the Parties and becomes effective.”

2.1.2	Section 1.14 is hereby amended to read in its entirety as follows:

“1.14	“Compound” shall mean any and all of the following, as well as such other Biosimilars as the Parties mutually agree in writing to add to this Agreement:

1.14.1	Adalimumab/Humira Biosimilar;

1.14.2	Bevacizumab/Avastin Biosimilar;

1.14.3	Cetuximab/Erbitux Biosimilar;

1.14.4	Infliximab/Remicade Biosimilar;

1.14.5	Trastuzumab/Herceptin Biosimilar; and

1.14.6	Etanercept/Enbrel Biosimilar”

2.1.3	New Section 1.28A is hereby added to Article 1 as follows:

1.28A	“Major Markets” shall mean Australia, Canada, Republic of Korea and Turkey.”

2.1.4	Section 1.41 is hereby amended to read in its entirety as follows:

“1.41

“Product Criteria” shall mean the criteria with respect to Indications, Presentations, dosage strengths and timing for receipt of Marketing Authorization (or, in the case of the [* * *], timing for filing applications for Marketing Authorization) set forth with respect to each Product on Schedule 1.41.”

2.1.5	Section 1.56 is hereby amended to read in its entirety as follows:

“1.56	“Territory” shall mean the following:

1.56.1

With respect to (i) Bevacizumab/Avastin Biosimilar, (ii) Cetuximab/Erbitux Biosimilar and (iii) Trastuzumab/Herceptin Biosimilar, all of the countries in the world, and their territories and possessions;

1.56.2

With respect to (i) Adalimumab/Humira Biosimilar and (ii) Infliximab/Remicade Biosimilar, all of the countries in the world, and their territories and possessions, excluding, however, the countries, territories and possessions set forth on Schedule 1.56A; provided that the countries, territories and possessions set forth on Schedule 1.56B shall be part of the Territory with respect to Adalimumab/Humira Biosimilar and Infliximab/Remicade Biosimilar commencing on July 1, 2014; and

1.56.3

With respect to Etanercept/Enbrel Biosimilar, all of the countries in the world, and their territories and possessions, excluding, however, the countries, territories and possessions set forth on Schedule 1.56C.”

2.2	Article 2 of the Agreement is hereby amended by adding the following as a new Section 2.7:

“2.7

Right of First Negotiation. During the Term, if Samsung desires to enter into negotiations with a Third Party to grant such Third Party any right to Commercialize the [* * *] in [* * *] and its territories and possessions (collectively, the “United States”), then, prior to entering into such negotiations, Samsung shall inform Merck in writing (a “ROFN Notice”) and, within forty-five (45) days after receipt of such ROFN Notice, Merck shall notify Samsung in writing as to whether it wishes to add [* * *] to the Territory for the Etanercept/Enbrel Biosimilar under this Agreement. If Merck gives Samsung written

[* * *]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]

notice within such 45-day period that it wishes to make [* * *] part of the Territory for the [* * *], the Parties shall enter into good-faith negotiations to amend this Agreement with respect to the Territory for the [* * *], additional payments to be made by Merck to Samsung and other provisions reasonably related to the expansion of the Territory for [* * *]. If, in response to the ROFN Notice, (i) Merck notifies Samsung that it does not wish to make [* * *] part of the Territory for the Etanercept/Enbrel Biosimilar or (ii) Merck does not respond in writing within the above 45-day period, or if the Parties fail to agree on appropriate amendments to this Agreement pursuant to this Section 2.7 within ninety (90) days after delivery of Merck’s written notice indicating that it wishes to add [* * *] to the Territory for the Etanercept/Enbrel Biosimilar, Samsung shall be free to negotiate and/or enter into any agreement related to the Commercialization of the [* * *] in [* * *] with a Third Party; provided that (a) in the event Merck exercises its right of first negotiation pursuant to this Section 2.7 but the Parties fail to agree on appropriate amendments to this Agreement within the above 90-day period to add [* * *] to the Territory for the Etanercept/Enbrel Biosimilar, Samsung shall not enter into any agreement with a Third Party for the Commercialization of the Etanercept/Enbrel Biosimilar in the United States on terms that, as a whole, are materially more favorable to such Third Party than the terms last offered by Samsung to Merck during the negotiations described above; and (b) in the event Samsung does not enter into such an agreement with a Third Party within one (1) year after delivery of the ROFN Notice to Merck, Samsung shall, prior to entering into negotiations with a Third Party for the grant of any right to Commercialize the Etanercept/Enbrel Biosimilar in [* * *] (following the expiration of such one-year period), submit another ROFN Notice to and enter into good-faith negotiations with Merck regarding such Commercialization right in accordance with the above provisions of this Section 2.7.”

2.3	Section 3.5 of the Agreement is hereby amended to read in its entirety as follows:

“3.5	Development and Manufacture.

(a)

Samsung shall have sole responsibility for the Development of Compounds and Products, the Manufacturing of Compounds and Products, and all regulatory activities relating to the Development or Manufacturing of Compounds and Products, throughout the Territory. Samsung shall use Commercially Reasonable Efforts, at its own expense, to Develop and Manufacture each Product. As reasonably requested by Samsung, Merck shall provide clinical and/or regulatory input to Samsung with respect to Compound(s) or Product(s). Throughout the Territory, Samsung shall be the holder of the Marketing Authorizations for the Products; provided, however, that Merck shall be the holder of a Clone of Samsung’s Marketing Authorizations for the Products in the European Union (where applicable).

(b)	Notwithstanding anything to the contrary herein, [* * *].

[* * *]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]

2.4	Section 3.9 of the Agreement is hereby amended as follows:

2.4.1	Section 3.9.1 is hereby amended to read in its entirety as follows:

“3.9.1

As soon as reasonably practicable after the Effective Date, the Parties shall discuss and execute a pharmacovigilance agreement (the “Pharmacovigilance Agreement”), which shall set forth the responsibilities of each Party with respect to pharmacovigilance matters relating to the Products (including the Etanercept/Enbrel Biosimilar Product), and which shall be amended from time to time to properly reflect the status of the marketing and sale of the Products and the relevant pharmacovigilance regulations of each Region and/or country in the Territory.”

2.4.2	Solely with respect to the Etanercept/Enbrel Biosimilar Product, Sections 3.9.2 through 3.9.7 are hereby amended to read in their entirety as follows:

“3.9.2

Samsung shall establish and maintain all necessary pharmacovigilance requirements for the Etanercept/Enbrel Biosimilar Product in full compliance with all applicable laws and requirements of the Regulatory Authorities in the Territory for the Etanercept/Enbrel Biosimilar Product.

3.9.3

Throughout the Term, Merck shall notify Samsung via source documents within one (1) business day but not longer than three (3) calendar days of receipt by Merck of all relevant safety data, including, without limitation, any adverse experience (which term, as used in this Agreement, shall have the meaning ascribed to it in the Pharmacovigilance Agreement) which it obtains during or in connection with the performance of its obligations under this Agreement.

3.9.4

Samsung’s responsibilities for the Etanercept/Enbrel Biosimilar Product shall also include: (i) owning and holding the global safety database; (ii) performing ongoing safety signal detection; (iii) establishing and maintaining risk management plans, if applicable; (iv) producing post-marketing periodic safety update reports as required by applicable laws and regulations; and (v) contacting Merck in the Territory, including prompt communication to Merck of a significant new safety signal with respect to the Etanercept/Enbrel Biosimilar Product.

3.9.5

Merck’s responsibilities for the Etanercept/Enbrel Biosimilar Product shall include: (i) executing risk management plans established by Samsung in the Territory if required; (ii) executing safety signal communication activities to healthcare practitioners in the Territory if required; and (iii) providing reasonable assistance to Samsung in providing data as needed for the production of post-marketing periodic safety update reports.

3.9.6

Samsung and Merck shall have the right, upon reasonable (at least thirty (30) days) prior written notice, to periodically audit each other’s relevant Etanercept/Enbrel Biosimilar Product-related pharmacovigilance activities to monitor compliance with the obligations as set forth in this Section 3.9. Each Party shall, within a reasonable time, reply to the other Party’s request for such audit. Such audit shall be reasonable in scope and take place during normal business hours. Each Party shall not routinely request an audit more than once every two (2) years, except where there is a reasonable basis for such Party to suspect that the other Party has failed or is failing to comply with its obligations under this Section 3.9.”

2.5	Section 5.2 of the Agreement is hereby amended to read in its entirety as follows:

“5.2

Payment Schedule. Subject to the terms and conditions of this Agreement, Merck shall pay to Samsung the following milestone license fees for each Product meeting the applicable Product Criteria (except the payments pursuant to Sections 5.2.1 and 5.2.2, each of which payments shall be made only once, and except for the Products expressly excluded in Sections 5.2.3, 5.2.4, 5.2.5 and 5.2.6); provided, however, that (i) the payments pursuant to Sections 5.2.1, 5.2.2 and 5.2.3 shall be made regardless of whether any Product Criteria are met, (ii) the payment pursuant to Section 5.2.4 shall be made regardless of whether the relevant Product meets the Required M.A. Timing in EU, and (iii) the payment pursuant to Section 5.2.5 shall be made regardless of whether the relevant Product meets the Required M.A. Timing in USA:

5.2.1	Within ten (10) Business Days after the Effective Date: [* * *];

5.2.2	Within ten (10) Business Days after the Amendment Date: [* * *];

5.2.3

Within thirty (30) calendar days after the first successful completion in the USA or EU of a Phase I Clinical Trial of such Product (which term, when used in this Section 5.2.3, does not include [* * *]) that demonstrates the required similarity in pharmacokinetic profile of such Product to the approved reference product with respect to all primary endpoint(s) accepted by the applicable Regulatory Authority, where “successful completion” referred to in this Section 5.2.3 shall mean the receipt by Samsung of written communication (including by facsimile or electronic transmission) from the applicable Regulatory Authority, following a meeting between Samsung and such Regulatory Authority to review the results of such Phase I Clinical Trial, which written communication does not require or request that Samsung either repeat its Phase I Clinical Trial of such Product or halt its clinical trials of such Product: [* * *];

5.2.4

Within thirty (30) calendar days after the receipt of the first Marketing Authorization from the FDA for such Product (which term, when used in this Section 5.2.4, does not include [* * *]): [* * *]; provided that Merck may delay making this milestone payment until Samsung has supplied to Merck all quantities of such Product, meeting all of the requirements set forth in Section 6.1, which (i) are required under the terms of Article 6 to be supplied to Merck prior to the date of receipt of such Marketing Authorization and (ii) may be supplied by Samsung to Merck prior to the date of receipt of such Marketing Authorization without infringing any Third Party Patent Rights relating to the relevant reference product (provided that to the extent such Product was not supplied to Merck by the date of receipt of such Marketing Authorization due to the existence of such Third Party Patent Rights, Samsung shall use Commercially Reasonable Efforts to supply to Merck as soon as practicable following the expiration of such Third Party Patent Rights all quantities of such Product that were required under the terms of Article 6 to be supplied to Merck prior to the date of receipt of such Marketing Authorization); and

5.2.5

Within thirty (30) calendar days after the receipt of the first Marketing Authorization from the EMA for such Product (which term, when used in this Section 5.2.5, does not include [* * *]; provided that Merck may delay making this milestone payment until Samsung has supplied to Merck all quantities of such Product, meeting all of the requirements set forth in Section 6.1, which (i) are required under the terms of Article 6 to be supplied to Merck prior to the date of receipt of such Marketing Authorization and (ii) may be supplied by Samsung to Merck prior to the date of receipt of such Marketing Authorization without infringing any Third Party Patent Rights relating to the relevant reference product

[* * *]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]

(provided that to the extent such Product was not supplied to Merck by the date of receipt of such Marketing Authorization due to the existence of such Third Party Patent Rights, Samsung shall use Commercially Reasonable Efforts to supply to Merck as soon as practicable following the expiration of such Third Party Patent Rights all quantities of such Product that were required under the terms of Article 6 to be supplied to Merck prior to the date of receipt of such Marketing Authorization).

5.2.6

Within thirty (30) calendar days after the receipt of Marketing Authorizations in any three (each, a “MA Major Market Country”) of the four Major Markets for such Product (which term, when used in this Section 5.2.6, does not include [* * *]): [* * *]; provided that Merck may delay making this milestone payment until Samsung has supplied to Merck all quantities of such Product, meeting all of the requirements set forth in Section 6.1, which, with respect to each MA Major Market Country, (i) are required under the terms of Article 6 to be supplied to Merck for sale in such MA Major Market Country prior to the date of receipt of the Marketing Authorization in such MA Major Market Country and (ii) may be supplied by Samsung to Merck prior to the date of receipt of the Marketing Authorization in such MA Major Market Country without infringing any Third Party Patent Rights relating to the relevant reference product (provided that to the extent such Product was not supplied to Merck by the date of receipt of the Marketing Authorization in a MA Major Market Country due to the existence of such Third Party Patent Rights, Samsung shall use Commercially Reasonable Efforts to supply to Merck as soon as practicable following the expiration of such Third Party Patent Rights all quantities of such Product that were required under the terms of Article 6 to be supplied to Merck for sale in such MA Major Market Country prior to the date of receipt of the Marketing Authorization in such MA Major Market Country).

Each of the above milestone license fees (other than the amounts set forth in Sections 5.2.1 and 5.2.2) shall be payable only once under this Agreement for each Compound upon the Product incorporating or containing such Compound first achieving the relevant milestone. No amounts shall be due under this Agreement for subsequent or repeated achievements of any milestone by a Product incorporating or containing the same Compound for which the relevant milestone license fee has already been paid. Each of the milestone license fees due under this Section 5.2 shall be non-refundable, regardless of whether and to what extent the Parties are successful in Developing, Manufacturing and Commercializing the applicable Compound or Product.

In the event that a Product does not meet all of the applicable Product Criteria, Merck may, at its sole discretion, choose nonetheless to pay the applicable milestone license fee. Such waiver by Merck of the requirement to meet all of the Product Criteria in connection with such milestone license fee shall not constitute a waiver of the requirement to meet all of the Product Criteria in connection with a subsequent milestone license fee payable for such Product.”

2.6	Section 6.3.3(a) of the Agreement is hereby amended by adding the following at the end thereof:

“(xii)	[* * *]; and

(xiii)	[* * *].”

[* * *]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]

2.7	Section 10.2 of the Agreement is hereby amended to read in its entirety as follows:

“10.2

Termination by Merck on Product-by-Product and Region-by-Region Basis. Notwithstanding anything contained herein to the contrary, (a) in the event that a particular Product (other than the Etanercept/Enbrel Biosimilar Product) fails to achieve all of the applicable Product Criteria in a particular Region (i.e., the USA (and its territories and possessions) or the European Union) by the Required M.A. Timing in USA for such Product or the Required M.A. Timing in EU for such Product, as applicable, Merck shall have the right, at its sole discretion, to terminate this Agreement with respect to such Product solely in such Region (and, at Merck’s sole discretion, also in the ROW Region); provided that Merck may exercise such right of termination at any time within thirty (30) days after the Required M.A. Timing in USA for such Product or the Required M.A. Timing in EU for such Product, as applicable; provided further that if Merck does not exercise such right of termination within the foregoing thirty (30) day period for any reason, (i) Merck shall be deemed to have waived its right of termination under this Section 10.2 based on or on account of such non-achievement and (ii) all of the applicable Product Criteria for such Product shall be deemed to have been met and achieved in such Region (for all purposes of this Agreement, including Section 5.2) upon receipt of the first Marketing Authorization from the FDA for such Product or the first Marketing Authorization from the EMA for such Product, as applicable; and (b) in the event that the Etanercept/Enbrel Biosimilar Product fails to achieve all of the applicable Product Criteria by the date on which Marketing Authorizations have been received in any three of the four Major Markets, Merck shall have the right, at its sole discretion, to terminate this Agreement with respect to the Etanercept/Enbrel Biosimilar Product for the entire Territory (but not part of the Territory) therefor; provided that Merck may exercise such right of termination at any time within thirty (30) days after the date on which Marketing Authorizations have been received in any three of the four Major Markets; provided further that if Merck does not exercise such right of termination within the foregoing thirty (30) day period for any reason, (i) Merck shall be deemed to have waived its right of termination under this Section 10.2 based on or on account of such non-achievement and (ii) all of the applicable Product Criteria for the Etanercept/Enbrel Biosimilar Product shall be deemed to have been met and achieved in the entire Territory therefor (for all purposes of this Agreement, including Section 5.2) upon the expiration of such thirty (30) day period.”

2.8	Schedule 1.41 to the Agreement is hereby amended to read in its entirety as set forth in Attachment A hereto.

2.9	Schedule 1.54 to the Agreement is hereby amended as follows:

2.9.1	[* * *]

2.9.2	[* * *]:

“(l)	[* * *]; and

(m)	[* * *].”

2.10	Attachment B hereto is hereby added to the Agreement as a new Schedule 1.56C.

2.11	Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

[* * *]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]

ARTICLE 3 MISCELLANEOUS

3.1

In the event a Party is required to file a copy of this Amendment with a Regulatory Authority or any other governmental authority or agency, (i) such Party shall redact the list of Biosimilars (and references to all or part of them) set forth in Section 2.1.2 and other provisions of this Amendment and other commercially sensitive information from such copy to the extent permitted under applicable law and (ii) such Party shall provide the other Party with an advance draft of the redacted form of this Amendment that the disclosing Party proposes to file, with not less than ten (10) Business Days for review, and shall incorporate the non-disclosing Party’s comments to the extent additional or other redactions requested by the non-disclosing Party are permitted, and may reasonably be afforded confidential treatment, under applicable law and such authority or agency’s then-current practice.

3.2	Sections 11.4, 11.5, 11.6, 11.7, 11.9, 11.11, 11.13, 11.14 and 11.17 of the Agreement shall apply to this Amendment, mutatis mutandis.

3.3

The Agreement, together with the Schedules thereto, as amended by this Amendment, contains the entire understanding of the Parties with respect to the Compounds and Products. Any other express or implied agreements, understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter of the Agreement are superseded by the terms of the Agreement as amended by this Amendment.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

SAMSUNG BIOEPIS CO., LTD.		MERCK SHARP & DOHME CORP.

BY:	/s/ Christopher Ko	BY:	/s/ Roger M. Perlmutter
NAME: Christopher Ko		NAME: Roger M. Perlmutter, M.D., Ph.D.
TITLE: Representative Director		TITLE: EVP and President, MRL

ATTACHMENT A

SCHEDULE 1.41

[* * *]

[* * *]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]

ATTACHMENT B

SCHEDULE 1.56C

[* * *]

[* * *]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]